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                                                                    EXHIBIT 99.1
                           C.I.S. TECHNOLOGIES, INC.

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Philip D. Kurtz and Thomas G. Noulles, or either of them, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of Common Stock of C.I.S. Technologies, Inc. ("CIS") held of record by the undersigned on April 25, 1996, at the Special Meeting of Stockholders to be held at 10:00 a.m., Atlanta time, on May 30, 1996, at the main office of CIS, located at 6100 South Yale Avenue, Suite 1900, Tulsa, Oklahoma, 74136 including any adjournments thereof.

1. To adopt the Merger Agreement and Plan of Merger, dated as of April 15, 1996 (the "Merger Agreement"), by and among CIS, National Data Corporation ("NDC") and NDC Merger Corp. ("Sub"), pursuant to which, among other matters, (a) CIS will merge with and into Sub (the "Merger") and (b) the shares of CIS Common Stock will be converted into the right to receive shares of NDC Common Stock, as described in the Proxy Statement/Prospectus dated May 1, 1996.

             FOR / /             AGAINST / /            ABSTAIN / /

2. In their discretion, to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

     WITNESS my hand and seal this   day of May, 1996.

                                                 -------------------------------

                                                 -------------------------------
                                                 Signature of Stockholder

                                                 PLEASE SIGN THIS PROXY EXACTLY
                                                 AS YOUR NAME OR NAMES APPEARS
                                                 HEREON. IF STOCK IS HELD
                                                 JOINTLY, SIGNATURES SHOULD
                                                 APPEAR FOR BOTH NAMES. WHEN
                                                 SIGNING AS AN ATTORNEY,
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE, GUARDIAN OR CUSTODIAN,
                                                 PLEASE INDICATE THE CAPACITY IN
                                                 WHICH YOU ARE ACTING.

 Please fill in, date and sign the proxy and return it in the enclosed postpaid envelope.